Exhibit 99.1

NEWS RELEASE

POPE RESOURCES ANNOUNCES UNITHOLDER APPROVAL OF MERGER WITH RAYONIER

Poulsbo, WA, May 5, 2020/PRNewswire/ – Pope Resources, A Delaware Limited Partnership (“Pope Resources”) (NASDAQ: POPE) announced today that its unitholders approved its previously announced merger with Rayonier. At the special meeting, approximately 99% of votes cast were voted in favor of the proposal to approve the merger, which represented approximately 72% of the outstanding units as of the record date. The unitholders also considered and approved a non-binding advisory vote regarding certain compensation to be paid to Pope Resources’ named executive officers in connection with the merger. This non-binding proposal was approved by 98% of the votes cast, which represented approximately 71% of the outstanding units as of the record date.

Formal voting results will be reported on a Form 8-K to be issued by Pope Resources once the results are tabulated and certified. Subject to the satisfaction or waiver of all remaining closing conditions, the merger is currently expected to close on or about May 8, 2020. Pope Resources currently expects that the units will be de-listed from trading on such date.

For more information about the proposals adopted at the special meeting, please see Pope Resource’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2020.

In connection with the merger, each Pope Resources unit, based on its holder’s elections and subject to proration as described in the definitive proxy statement, will be converted into the right to receive either $125.00 in cash, 3.929 Rayonier shares or 3.929 units representing limited partnership interests in Rayonier, L.P., which entity will act as Rayonier’s operating company subsidiary.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 122,000 acres of timberland and 1,500 acres of development property in Washington. In addition, Pope Resources co-invests in and consolidates three private equity timber funds that own 141,000 acres of timberland in Washington, Oregon, and California. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 165 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Cautionary Statement Regarding Forward-Looking Information

The proposed merger and the related transactions are subject to various risks and uncertainties. These risks and uncertainties include, among others: (i) the satisfaction or waiver of all remaining conditions to closing; (ii) the ability of the parties to successfully complete the proposed acquisition on anticipated terms and timing, including anticipated tax treatment, unforeseen liabilities, and other financial and operational requirements as they may affect business and management strategies for the combined company’s operations; (iii) risks relating to the integration of Pope Resources’ operations and employees into Rayonier and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; (iv) the outcome of any legal proceedings now pending or hereafter filed or threatened related to the proposed mergers; and (v) the loss of key senior management or other personnel with the combined company. Other factors that may affect the operations and financial performance of the combined company are discussed in the definitive proxy statement with respect to the merger and in the section entitled “Risk Factors” in Rayonier’s and Pope Resources’ respective Annual Reports on Form 10-K for the period ended December 31, 2019.

Important Additional Information and Where to Find It

Pope Resources filed a definitive proxy statement on Schedule 14A on April 6, 2020 (File No. 001-09035), and has filed certain definitive additional proxy solicitation materials since the announcement of its entry into the merger agreement with Rayonier on January 14, 2020. Rayonier has filed the definitive proxy statement as a part of a prospectus contained in a Registration Statement on Form S-4, as amended, filed with the SEC on April 2, 2020 (File No. 333-237246), and the prospectus supplement filed on April 6, 2020 pursuant to Rule 424(b)(3) in connection therewith. Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Rayonier at its website, www.rayonier.com, or from Pope Resources at its website, www.poperesources.com. Documents filed with the SEC by Rayonier will be available free of charge by accessing Rayonier’s website at www.rayonier.com under the heading Investor Relations, or, alternatively, by directing a request by telephone or mail to Rayonier at 1 Rayonier Way, Wildlight, FL 32097, and documents filed with the SEC by Pope Resources will be available free of charge by accessing Pope Resources’ website at www.poperesources.com under the heading Investor Relations or, alternatively, by directing a request by telephone or mail to Pope Resources at 19950 Seventh Avenue NE, Suite 200, Poulsbo, WA 98370.

Contact

Daemon Repp

Vice President and Chief Financial Officer

(360) 697-6626

investors@orminc.com